Exhibit 99.2

Applied Graphics, Inc.

Financial Statements

Year Ended October 31, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Applied Graphics, Inc.

We have audited the accompanying balance sheet of Applied Graphics, Inc. as of October 31, 2005, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Graphics, Inc. as of October 31, 2005, and the results of its operations, stockholders’ equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Smith, Lange & Phillips LLP

San Francisco, California

September 29, 2006

Applied Graphics, Inc.

Balance Sheet

October 31, 2005

Assets
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $30,000	$4,590,156
Inventory	592,095
Employee advances	127,310
Prepaid expenses	84,424
Deferred tax asset	123,990

Total current assets	5,517,975
Property and equipment, net	359,495
Other assets:
Employee advances	112,500
Deposits	45,378
Cash surrender value of life insurance	647,615
Goodwill	220,961

1,026,454

Total assets	$6,903,924

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable—trade	$1,243,625
Line of credit	2,100,858
Customer deposits	43,862
Income taxes payable	14,790
Current portion of capital lease obligations	12,961
Accrued expenses	1,542,154

Total current liabilities	4,958,250
Capital lease obligations, less current portion	13,715
Deferred tax liability	71,250
Commitments and contingencies	225,000
Notes payable – related party	150,000

Total liabilities	5,418,215

Stockholders’ equity:
Class A, common stock, $1 par value, 4,000 units authorized, 3,795 shares issued and outstanding	3,795
Additional paid-in capital	265,412
Retained earnings	1,216,502

Total stockholders’ equity	1,485,709

Total liabilities and stockholders’ equity	$6,903,924

See accompanying notes to financial statements.

Applied Graphics, Inc.

Statement of Operations

Year Ended October 31, 2005

Revenue	$30,104,243
Cost of goods sold	19,822,569

Gross profit	10,281,674
Operating expenses:
Selling, general, and administrative expenses	9,684,421
Depreciation	148,779

Income from operations	448,474
Other income (expense):
Other income	13,346
Interest expense	(155,422)

Total other expense	(142,076)

Income before taxes	306,398
Income tax expense	(139,792)

Net income	$166,606

See accompanying notes to financial statements.

Applied Graphics, Inc.

Statement of Stockholders’ Equity

Year Ended October 31, 2005

	Common A		Additional Paid- in Capital	Retained Earnings	Total
	Shares	Amount
Balance at November 1, 2004	3,795	$3,795	$265,412	$1,049,896	$1,319,103
Net income	—	—		166,606	166,606

Balance at October 31, 2005	3,795	$3,795	$265,412	$1,216,502	$1,485,709

See accompanying notes to financial statements.

Applied Graphics, Inc

Statement of Cash Flows

Year Ended October 31, 2005

Cash flows from operating activities
Net income	$166,606
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	148,779
Change in assets:
Accounts receivable	(217,296)
Inventory	(232,743)
Employee advances	(177,577)
Prepaid expenses and other	16,744
Change in liabilities:
Accounts payable	109,731
Accrued expenses and other	138,186

Net cash used in operating activities	(47,570)
Cash flows from investing activities
Purchases of property and equipment	(123,774)
Cash flows from financing activities
Net line of credit borrowings	241,869
Payments on capital lease obligations	(20,525)
Payments of distributions	(50,000)

Net cash provided by financing activities	171,344

Change in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

Supplemental disclosure of cash flow information
Cash paid during the year for taxes	$253,760
Cash paid during the year for interest	$155,422

See accompanying notes to financial statements.

Applied Graphics, Inc.

Notes to Financial Statements

October 31, 2005

1. Description of the Business

Applied Graphics, Inc. (the Company) consists of eleven business locations, which provide business forms, products, custom printing and specialty promotional items to businesses and individuals. The Company analyzes, competitively bids, procures, manages and executes production programs on behalf of clients and serves as a complete outsource for the back-end execution of all their marketing efforts.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the product is shipped from a third party to the customer, which is the time that title transfers. In accordance with EITF Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company recognizes revenue on a gross basis, as opposed to a net basis similar to a commission arrangement, because we bear the risks and benefits associated with revenue-generated activities by: (1) acting as a principal in the transaction; (2) establishing prices; (3) being responsible for fulfillment of the order; (4) taking the risk of loss for collection, delivery and returns; and (5) marketing our products, among other things.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms. Invoices require payment within 30 to 60 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 90 days old are considered delinquent. Interest is not accrued on outstanding balances.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Fully reserved receivables are reviewed on a monthly basis and uncollectible accounts are written off when all reasonable collection efforts have been exhausted.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated realizable value. Inventory consists primarily of finished goods.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives, by asset class, are as follows:

Leasehold improvements	15 years
Computer equipment	3 -5 years
Furniture and fixtures	7 years

Goodwill

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is tested for impairment annually, or more frequently if circumstances indicate a possible impairment may exist. The Company evaluates the recoverability of goodwill using a two-step impairment test. For goodwill impairment review purposes, the Company has one reporting unit. In the first step, the fair value for the Company is compared to its book value including goodwill. In the case that the fair value is less than the book value, a second step is performed which compares the implied fair value of goodwill to the book value of the goodwill. The fair value for the goodwill is determined based on the difference between the fair values and the net book values of the identifiable assets and liabilities. If the implied fair value of the goodwill is less than the book value, the difference is recognized as an impairment.

Shipping and Handling Costs

Shipping and handling costs are classified in cost of sales in the statement of operations.

Income Taxes

The Company records its income tax liability in accordance with Financial Accounting Standards Board Statement 109 (“FAS 109”), Accounting for Income Taxes. Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company’s financial statements or tax returns. The primary differences relate to depreciation and amortization differences, inventory capitalization and state tax deductions. Deferred tax assets are recognized for deductible temporary differences, with a valuation allowance established against the resulting assets to the extent it is more likely than not that the related tax benefit will not be realized. The measurement of deferred tax assets and liabilities is based on provisions on the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.

Advertising

Costs of advertising, which are expensed as incurred by the Company, were $10,384 for the year ended October 31, 2005.

3. Property and Equipment

Property and equipment at October 31, 2005, consisted of the following:

2005
Computer equipment	$431,555
Leasehold improvements	16,462
Furniture and fixtures	306,646

754,663
Less accumulated depreciation	(395,168)

$359,495

4. Line of Credit

During 2005, the Company entered into a $3,050,000 line of credit with a bank that matures in April 2006. Outstanding borrowings under the line of credit were $2,100,858 at October 31, 2005. Interest is payable monthly at the prime rate (6.75% at October 31, 2005). The note is collateralized by substantially all of the Company’s assets and personally guaranteed by an existing shareholder. The Company is required to comply with certain financial and nonfinancial covenants.

5. Income Taxes

The provision for income taxes consists of the following components:

Year Ended October 31, 2005
Current
Federal	$178,007
State	42,863

Total current	220,870

Deferred
Federal	(63,548)
State	(17,530)

Total deferred	(81,078)

Income tax expense	$139,792

The provision for income taxes for the twelve months ended October 31, 2005, differs from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income because of the effect of the following items:

Twelve Months Ended October 31, 2005
Tax expense at U.S. federal income tax rate	$104,175
State income taxes, net of federal income tax effect	16,998
Nondeductible expenses and other	18,619

Income tax expense	$139,792

At October 31, 2005, the Company’s deferred tax assets and liabilities consisted of the following:

October 31, 2005
Current deferred tax assets:
Reserves and allowances	$109,242
Other	14,748

Total current deferred tax assets	123,990

Noncurrent deferred tax assets:
Other	1,185

Total noncurrent deferred tax assets	1,185

Total deferred tax assets	125,175

Noncurrent deferred tax liabilities:
Fixed assets	(72,435)

Total deferred tax liabilities	(72,435)

Net deferred tax asset	$52,740

Net current deferred tax asset	$123,990
Net noncurrent deferred tax liability	(71,250)

Net deferred tax asset	$52,740

6. Commitments and Contingencies

Lease Commitments

During 2004, the Company entered into a capital lease for furniture and computer equipment that may be purchased for a nominal amount upon expiration of the lease in October 2007. Monthly payments are $1,178. The cost and accumulated depreciation of the capital leases included in furniture and fixtures at October 31, 2005, was $38,924 and $7,142, respectively. Amortization of the related assets is included in depreciation in the accompanying statement of operations.

During 2004 and 2005, the Company renewed various operating lease agreements for existing facilities. The lease agreements have varying expiration dates through November 2010, and require escalating base monthly rental payments ranging from $636 to $15,000, plus an additional monthly rental payment for real estate taxes and common area maintenance fees related to the building.

Total rent expense for the year ended October 31, 2005 was $520,592.

Minimum annual rental payments are as follows:

	Capital Leases	Operating Leases
Years Ending October 31,
2006	$14,139	$594,408
2007	14,134	321,882
2008		223,205
2009		198,119
2010		102,480
Thereafter		8,330

Total minimum lease payments	28,273	$1,448,424

Less amounts representing interest	(1,597)

	$26,676

Sales tax

The Company is currently undergoing a sales tax audit by a state tax authority. The Company has determined that it is probable that they will be responsible for additional sales tax and has determined an estimated amount based on a draft report issued by the sales tax auditor. As of October 31, 2005, the Company has accrued an estimated liability of $225,000.

7. Concentration of Credit Risk

The Company maintains its cash balances in various financial institutions located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution.

8. Benefit Plans

The Company sponsors a 401(k) savings plan, covering all of the Company’s employees. Employees may contribute a percentage of eligible compensation on both a before-tax basis and after-tax basis. The Company has the right to make discretionary contributions to the plan. For the year ended October 31, 2005, the Company had contributed $80,377 to the plan.

9. Related-Party Transactions

The Company leases office space from a partnership which includes certain shareholders of the Company. For the year ended October 31, 2005, the Company paid total rent of $172,000 to the partnership.

As of October 31, 2005, the Company had notes payable of $150,000 from its shareholders. The notes are due on December 31, 2006, and bear interest at 12% per annum. The notes were paid off on June 20, 2006.